UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 31, 2016, Zimmer Biomet Holdings, Inc. (the “Company”) received a warning letter dated May 27, 2016 from the U.S. Food and Drug Administration (the “FDA”) related to observed non-conformities with current good manufacturing practice requirements of the Quality System regulation at the Company’s facility in Montreal, Quebec, Canada.

The FDA inspected the Company’s Montreal facility in January 2016. The Montreal facility is the principal location of the Company’s wholly-owned subsidiary, ORTHOsoft, Inc. (d/b/a Zimmer CAS). At the conclusion of the inspection, the FDA issued a Form 483, List of Inspectional Observations. The warning letter relates to the observations reflected in the Form 483.

The warning letter does not restrict production or shipment of the Company’s products from the Montreal facility or require the withdrawal of any product from the marketplace. Nor does it restrict the Company’s ability to seek 510(k) clearance of products. The warning letter states that, until the violations have been corrected, premarket approval applications for Class III devices to which the Quality System regulation deviations are reasonably related will not be approved. The Company presently has no such applications before the FDA.

Since the conclusion of the inspection, the Company has provided detailed responses to the FDA as to its corrective actions and will continue to work expeditiously to address the issues identified by the FDA. The Company takes these matters seriously and intends to respond fully and in a timely manner to the FDA’s warning letter. The Company believes that the FDA’s concerns set forth in the warning letter can be resolved without a material impact to the Company’s financial results. The Company cannot, however, give any assurances that the FDA will be satisfied with its response to the warning letter or as to the expected date of the resolution of the matters included in the warning letter. Until the violations are corrected, the Company may be subject to additional regulatory action by the FDA.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of federal securities laws. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions. These forward-looking statements are based on our current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and foreign government regulators, such as more stringent requirements for regulatory clearance of our products, and our ability to remediate matters identified in inspectional observations or warning letters issued by the FDA. Forward-looking statements contained in this report should be considered in light of these factors and those factors discussed from time to time in our periodic reports filed with the Securities and Exchange Commission, such as those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Readers of this report are cautioned not to place undue reliance on these forward-looking statements. While we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this report. Forward-looking statements contained in this report speak only as of the date of this report. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised, however, to consult any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2016

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary